January 2026

Preliminary Pricing Supplement No. 13,573

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 23, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the common stock of Eli Lilly and Company, the common stock of Micron Technology, Inc., the class A common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation (each referred to as an “underlying stock”)

￭The notes offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes will pay no interest and are subject to potential automatic call prior to the maturity date upon the terms described below. The notes have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The notes will be automatically called if the stock closing price of each underlying stock on any of the calculation days is greater than or equal to its respective starting price for a call payment equal to the principal amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the principal amount that increases for each calculation day based on a simple (non-compounding) return of at least 12.60% per annum (to be determined on the pricing date). No further payments will be made on the notes once they have been automatically called.

￭Maturity Payment Amount. If the notes are not automatically called prior to or at maturity, you will receive the principal amount at maturity but will not receive any positive return on your investment.

￭Repayment of principal at maturity, subject to our creditworthiness.

￭These long-dated notes are for investors who are concerned about principal risk but seek an equity-based return, and who are willing to forgo current income and participation in the appreciation of any underlying stock in exchange for the possibility of receiving a call payment or maturity payment amount greater than the principal amount of the notes if each underlying stock closes at or above the respective starting price on a calculation day or the final calculation day, respectively. Your return on the notes will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day. You will not benefit in any way from the performance of the better performing underlying stocks. Therefore, you will be adversely affected if any underlying stock performs poorly, even if the other underlying stocks perform favorably.

￭Investors will not participate in any appreciation of any underlying stock.

￭The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments, including the repayment of principal at maturity, are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying stocks.

The current estimated value of the notes is approximately $946.60 per note, or within $46.60 of that estimate. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Notes” on page 5.

The notes have complex features and investing in the notes involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the notes are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per note	$1,000	$33.25	$966.75
Total	$	$	$

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $33.25 for each note it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per note, and WFA may receive a distribution expense fee of $0.75 for each note sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2) In respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	January 30, 2031†, subject to postponement if the final calculation day is postponed
Underlying stocks:

Common stock of Eli Lilly and Company (the “LLY Stock”), common stock of Micron Technology, Inc. (the “MU Stock”), class A common stock of Meta Platforms, Inc. (the “META Stock”) and common stock of NVIDIA Corporation (the “NVDA Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)

Automatic call:

If, on any calculation day, beginning on January 29, 2027, the stock closing price of each underlying stock is greater than or equal to its respective starting price, the notes will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The notes will not be automatically called on any call settlement date if the stock closing price of any underlying stock is below its respective starting price on the related calculation day.

Any positive return on the notes will be limited to the applicable call premium, even if the stock closing price of any underlying stock on the applicable calculation day significantly exceeds its starting price. You will not participate in any appreciation of any underlying stock.

Call payment:

The call payment will be an amount in cash per principal amount corresponding to a return at a per-annum rate that will be set on the pricing date, as follows:

●1st calculation day: at least $1,126.00, which corresponds to a call premium of at least 12.60%

●2nd calculation day: at least $1,136.50, which corresponds to a call premium of at least 13.65%

●3rd calculation day: at least $1,147.00, which corresponds to a call premium of at least 14.70%

●4th calculation day: at least $1,157.50, which corresponds to a call premium of at least 15.75%

●5th calculation day: at least $1,168.00, which corresponds to a call premium of at least 16.80%

●6th calculation day: at least $1,178.50, which corresponds to a call premium of at least 17.85%

●7th calculation day: at least $1,189.00, which corresponds to a call premium of at least 18.90%

●8th calculation day: at least $1,199.50, which corresponds to a call premium of at least 19.95%

●9th calculation day: at least $1,210.00, which corresponds to a call premium of at least 21.00%

●10th calculation day: at least $1,220.50, which corresponds to a call premium of at least 22.05%

●11th calculation day: at least $1,231.00, which corresponds to a call premium of at least 23.10%

●12th calculation day: at least $1,241.50, which corresponds to a call premium of at least 24.15%

●13th calculation day: at least $1,252.00, which corresponds to a call premium of at least 25.20%

●14th calculation day: at least $1,262.50, which corresponds to a call premium of at least 26.25%

●15th calculation day: at least $1,273.00, which corresponds to a call premium of at least 27.30%

●16th calculation day: at least $1,283.50, which corresponds to a call premium of at least 28.35%

●17th calculation day: at least $1,294.00, which corresponds to a call premium of at least 29.40%

●18th calculation day: at least $1,304.50, which corresponds to a call premium of at least 30.45%

●19th calculation day: at least $1,315.00, which corresponds to a call premium of at least 31.50%

●20th calculation day: at least $1,325.50, which corresponds to a call premium of at least 32.55%

●21st calculation day: at least $1,336.00, which corresponds to a call premium of at least 33.60%

●22nd calculation day: at least $1,346.50, which corresponds to a call premium of at least 34.65%

●23rd calculation day: at least $1,357.00, which corresponds to a call premium of at least 35.70%

●24th calculation day: at least $1,367.50, which corresponds to a call premium of at least 36.75%

●25th calculation day: at least $1,378.00, which corresponds to a call premium of at least 37.80%

●26th calculation day: at least $1,388.50, which corresponds to a call premium of at least 38.85%

●27th calculation day: at least $1,399.00, which corresponds to a call premium of at least 39.90%

●28th calculation day: at least $1,409.50, which corresponds to a call premium of at least 40.95%

●29th calculation day: at least $1,420.00, which corresponds to a call premium of at least 42.00%

●30th calculation day: at least $1,430.50, which corresponds to a call premium of at least 43.05%

●31st calculation day: at least $1,441.00, which corresponds to a call premium of at least 44.10%

●32nd calculation day: at least $1,451.50, which corresponds to a call premium of at least 45.15%

●33rd calculation day: at least $1,462.00, which corresponds to a call premium of at least 46.20%

January 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

●34th calculation day: at least $1,472.50, which corresponds to a call premium of at least 47.25%

●35th calculation day: at least $1,483.00, which corresponds to a call premium of at least 48.30%

●36th calculation day: at least $1,493.50, which corresponds to a call premium of at least 49.35%

●37th calculation day: at least $1,504.00, which corresponds to a call premium of at least 50.40%

●38th calculation day: at least $1,514.50, which corresponds to a call premium of at least 51.45%

●39th calculation day: at least $1,525.00, which corresponds to a call premium of at least 52.50%

●40th calculation day: at least $1,535.50, which corresponds to a call premium of at least 53.55%

●41st calculation day: at least $1,546.00, which corresponds to a call premium of at least 54.60%

●42nd calculation day: at least $1,556.50, which corresponds to a call premium of at least 55.65%

●43rd calculation day: at least $1,567.00, which corresponds to a call premium of at least 56.70%

●44th calculation day: at least $1,577.50, which corresponds to a call premium of at least 57.75%

●45th calculation day: at least $1,588.00, which corresponds to a call premium of at least 58.80%

●46th calculation day: at least $1,598.50, which corresponds to a call premium of at least 59.85%

●47th calculation day: at least $1,609.00, which corresponds to a call premium of at least 60.90%

●48th calculation day: at least $1,619.50, which corresponds to a call premium of at least 61.95%

●Final calculation day: at least $1,630.00, which corresponds to a call premium of at least 63.00%

The actual call payment and call premium applicable to each calculation day will be determined on the pricing date.

No further payments will be made on the notes once they have been automatically called.

Calculation days:

Monthly, as follows:

●1st calculation day: January 29, 2027†**

●2nd calculation day: March 1, 2027†**

●3rd calculation day: March 29, 2027†**

●4th calculation day: April 29, 2027†**

●5th calculation day: June 1, 2027†**

●6th calculation day: June 29, 2027†**

●7th calculation day: July 29, 2027†**

●8th calculation day: August 30, 2027†**

●9th calculation day: September 29, 2027†**

●10th calculation day: October 29, 2027†**

●11th calculation day: November 29, 2027†**

●12th calculation day: December 29, 2027†**

●13th calculation day: January 31, 2028†**

●14th calculation day: February 29, 2028†**

●15th calculation day: March 29, 2028†**

●16th calculation day: May 1, 2028†**

●17th calculation day: May 30, 2028†**

●18th calculation day: June 29, 2028†**

●19th calculation day: July 31, 2028†**

●20th calculation day: August 29, 2028†**

●21st calculation day: September 29, 2028†**

●22nd calculation day: October 30, 2028†**

●23rd calculation day: November 29, 2028†**

●24th calculation day: December 29, 2028†**

●25th calculation day: January 29, 2029†**

●26th calculation day: February 28, 2029†**

●27th calculation day: March 29, 2029†**

●28th calculation day: April 30, 2029†**

●29th calculation day: May 29, 2029†**

●30th calculation day: June 29, 2029†**

January 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

●31st calculation day: July 30, 2029†**

●32nd calculation day: August 29, 2029†**

●33rd calculation day: October 1, 2029†**

●34th calculation day: October 29, 2029†**

●35th calculation day: November 29, 2029†**

●36th calculation day: December 31, 2029†**

●37th calculation day: January 29, 2030†**

●38th calculation day: February 28, 2030†**

●39th calculation day: March 29, 2030†**

●40th calculation day: April 29, 2030†**

●41st calculation day: May 29, 2030†**

●42nd calculation day: July 1, 2030†**

●43rd calculation day: July 29, 2030†**

●44th calculation day: August 29, 2030†**

●45th calculation day: September 30, 2030†**

●46th calculation day: October 29, 2030†**

●47th calculation day: November 29, 2030†**

●48th calculation day: December 30, 2030†**

●Final calculation day: January 27, 2031†**

Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the notes are not automatically called prior to or at maturity, you will be entitled to receive on the maturity date a cash payment per note in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal $1,000.

If the notes are not automatically called prior to or at maturity, you will not receive any positive return on the notes.

Lowest performing underlying stock:	The underlying stock with the lowest performance factor
Performance factor:	With respect to each underlying stock, the ending price divided by the starting price
Stock closing price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Notes-Certain Terms for Notes Linked to an Underlying Stock-Certain Definitions” in the accompanying product supplement.

Starting price:

With respect to the common stock of Eli Lilly and Company: $ , its stock closing price on the pricing date.

With respect to the common stock of Micron Technology, Inc.: $ , its stock closing price on the pricing date.

With respect to the class A common stock of Meta Platforms, Inc.: $ , its stock closing price on the pricing date.

With respect to the common stock of NVIDIA Corporation, Inc.: $ , its stock closing price on the pricing date.

Ending price:	With respect to each underlying stock, the stock closing price on the final calculation day.
Principal amount:	$1,000 per note. References in this document to a “note” are to a note with a principal amount of $1,000.
Pricing date:	January 26, 2026†
Original issue date:	January 29, 2026† (3 business days after the pricing date)
CUSIP / ISIN:	61780A3X1 / US61780A3X10
Listing:	The notes will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Notes—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

* Subject to postponement pursuant to “General Terms of the Notes—Payment Dates” in the accompanying product supplement.

** Subject to postponement pursuant to “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement.

January 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Estimated Value of the Notes

The principal amount of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000 per note. We estimate that the value of each note on the pricing date will be approximately $946.60, or within $46.60 of that estimate. Our estimate of the value of the notes as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the call payment amounts, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time.

January 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Investor Considerations

The Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031 (the “notes”) may be appropriate for investors who:

￭Seek the potential for a fixed return if each underlying stock has appreciated at all as of any of the calculation days in lieu of full participation in any potential appreciation of any or all of the underlying stocks;

￭Understand that if the stock closing price of any underlying stock is less than its respective starting price on each calculation day, they will not receive any positive return on their investment in the notes;

￭Understand that the term of the notes may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the notes are automatically called on an earlier calculation day;

￭Understand that the return on the notes will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;

￭Understand that the notes are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

￭Are willing to forgo interest payments on the notes and dividends on the underlying stocks; and

￭Are willing to hold the notes until maturity.

The notes are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the notes to maturity;

￭Seek a note with a fixed term;

￭Are unwilling to accept the risk that, if the stock closing price of any underlying stock is less than its respective starting price on each calculation day, they will not receive any positive return on their investment in the notes;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlying stocks;

￭Seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

￭Seek exposure to the upside performance of any or each underlying stock beyond the applicable call premiums;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the notes. For more information about the underlying stocks, please see the sections titled “Eli Lilly and Company Overview,” “Micron Technology, Inc. Overview”, “Meta Platforms, Inc. Overview” and “NVIDIA Corporation Overview” below.

January 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Determining Timing and Amount of Payment on the Notes

The timing and amount of the payment you will receive will be determined as follows:

Is the stock closing price of each underlying stock greater than or equal to its respective starting price on a calculation day prior to the final calculation day?
Yes
The notes will be automatically called prior to maturity, and you will receive the applicable call payment on the related call settlement date.
No
Is the ending price of each underlying stock greater than or equal to its respective starting price?
Yes
The notes will be automatically called at maturity, and you will receive the call payment applicable to the final calculation day on the maturity date.
No
The notes will not be automatically called at maturity, and you will receive a maturity payment amount that will equal the principal amount.

January 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Hypothetical Payout Profile*

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the notes, as applicable, for a range of hypothetical performances of the lowest performing underlying stock from its respective starting price to its respective stock closing price on the applicable calculation day.

* Not all calculation days reflected; reflects only the first, twenty-fifth and final calculation day for illustrative purposes only.

January 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Scenario Analysis and Examples of Hypothetical Payments on the Notes

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the notes are automatically called prior to or at maturity will be determined by reference to the stock closing price of each underlying stock on the calculation days and the maturity payment amount will be determined by reference to the stock closing price of each underlying stock on the final calculation day. The actual call payment with respect to each applicable calculation day and starting prices will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the notes are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 5 years
Hypothetical call payments:	The hypothetical call payment will be an amount in cash per principal amount for each calculation day, as follows:

Call Payment

●1st calculation day: $1,126.00

●2nd calculation day: $1,136.50

●3rd calculation day: $1,147.00

●4th calculation day: $1,157.50

●5th calculation day: $1,168.00

●6th calculation day: $1,178.50

●7th calculation day: $1,189.00

●8th calculation day: $1,199.50

●9th calculation day: $1,210.00

●10th calculation day: $1,220.50

●11th calculation day: $1,231.00

●12th calculation day: $1,241.50

●13th calculation day: $1,252.00

●14th calculation day: $1,262.50

●15th calculation day: $1,273.00

●16th calculation day: $1,283.50

●17th calculation day: $1,294.00

●18th calculation day: $1,304.50

●19th calculation day: $1,315.00

●20th calculation day: $1,325.50

●21st calculation day: $1,336.00

●22nd calculation day: $1,346.50

●23rd calculation day: $1,357.00

●24th calculation day: $1,367.50

●25th calculation day: $1,378.00

●26th calculation day: $1,388.50

●27th calculation day: $1,399.00

●28th calculation day: $1,409.50

●29th calculation day: $1,420.00

●30th calculation day: $1,430.50

●31st calculation day: $1,441.00

●32nd calculation day: $1,451.50

●33rd calculation day: $1,462.00

●34th calculation day: $1,472.50

●35th calculation day: $1,483.00

●36th calculation day: $1,493.50

January 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

●37th calculation day: $1,504.00

●38th calculation day: $1,514.50

●39th calculation day: $1,525.00

●40th calculation day: $1,535.50

●41st calculation day: $1,546.00

●42nd calculation day: $1,556.50

●43rd calculation day: $1,567.00

●44th calculation day: $1,577.50

●45th calculation day: $1,588.00

●46th calculation day: $1,598.50

●47th calculation day: $1,609.00

●48th calculation day: $1,619.50

●Final calculation day: $1,630.00

Hypothetical starting price:	With respect to the LLY Stock: $100
With respect to the MU Stock: $100
With respect to the META Stock: $100
With respect to the NVDA Stock: $100

* The hypothetical starting price of $100 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein.

January 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Automatic Call:

Example 1 — The notes are automatically called following the second calculation day

Date	LLY Stock Closing Price	MU Stock Closing Price	META Stock Closing Price	NVDA Stock Ending Price	Payment (per Security)
1st Calculation Day	$80 (below the starting price)	$120 (at or above the starting price)	$140 (at or above the starting price)	$142 (at or above its starting price)	--
2nd Calculation Day	$110 (at or above the starting price)	$125 (at or above the starting price)	$135 (at or above the starting price)	$120 (at or above its starting price)	$1,136.50

In this example, on the first calculation day, the stock closing prices of three of the underlying stocks are at or above their respective starting prices, but the stock closing price of the other underlying stock is below its respective starting price. Therefore, the notes are not automatically called. On the second calculation day, the stock closing price of each underlying stock is at or above the respective starting price. Therefore, the notes are automatically called on the second call settlement date. Investors will receive a payment of $1,136.50 per note on the related call settlement date. No further payments will be made on the notes once they have been automatically called, and investors do not participate in the appreciation of any underlying stock.

How to calculate the payment investors will receive at maturity:

In the following examples, one or more of the underlying stocks close below the respective starting price(s) on each of the calculation days prior to the final calculation day, and, consequently, the notes are not automatically called prior to, and remain outstanding until, maturity.

	LLY Stock Ending Price	MU Stock Ending Price	META Stock Ending Price	NVDA Stock Ending Price	Maturity Payment Amount (per Security)
Example 1:	$150 (at or above its starting price)	$140 (at or above its starting price)	$142 (at or above its starting price)	$142 (at or above its starting price)	$1,630.00
Example 2:	$80 (below its starting price)	$110 (at or above its starting price)	$120 (at or above its starting price)	$130 (at or above its starting price)	$1,000
Example 3:	$45 (below its starting price)	$50 (below its starting price)	$20 (below its starting price)	$20 (below its starting price)	$1,000

In example 1, the ending price of each underlying stock is at or above its respective starting price. Therefore, investors receive at maturity the call payment applicable to the final calculation day. Investors do not participate in any appreciation in any underlying stock.

In example 2, the ending prices of three of the underlying stocks are at or above their starting prices, but the ending price of the other underlying stock is below its starting price. Investors receive at maturity an amount equal to the principal amount. Investors do not participate in any appreciation in any underlying stock.

In example 3, the ending price of each underlying stock is below its respective starting price, and investors receive at maturity an amount equal to the principal amount.

If the ending price of any underlying stock is below its starting price, investors will not receive any positive return on their investment in the notes.

January 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭You may not receive any positive return on the notes. The notes provide for a maturity payment amount that may be greater than or equal to the principal amount of the notes, depending on the performance of the lowest performing underlying stock on any calculation day. As the notes do not pay any interest, if the notes are not automatically called prior to maturity and the ending price of any underlying stock on the final calculation day is less than its starting price, you will not receive any positive return on your investment in the notes. Although the notes provide for the repayment of the principal amount at maturity (subject to our credit risk), regardless of the performance of any underlying stock, you may nevertheless suffer a loss on your investment in the notes, in real value terms, if you do not receive a positive return on the notes. This is because inflation may cause the real value of the principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return. The potential loss in real value terms will be greater the longer the term of the notes.

Even if you do receive a positive return on your investment in the notes, there can be no assurance that your total return at maturity on the notes will compensate you for the effects of inflation, and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security from us or another issuer with a similar credit rating with the same maturity date. You should carefully consider whether an investment that may not provide for any positive return, or may provide a return that is lower than the return on conventional debt securities, is appropriate for you.

￭The appreciation potential of the notes is limited by the call payment specified for each calculation day. The appreciation potential of the notes is limited to the call payment specified for each calculation day if each underlying stock closes at or above its respective starting price on any calculation day. In all cases, you will not participate in any appreciation of any underlying stock, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its respective starting price, will affect the value of the notes more than any other factors. Other factors that may influence the value of the notes include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock, odividend rates on the underlying stocks,

othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

January 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity, and therefore, you may receive less, and possibly significantly less, than the principal amount per note if you try to sell your notes prior to maturity.

You cannot predict the future performance of any underlying stock based on its historical performance. The price(s) of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price(s) of one or more of the underlying stocks may decrease so that you receive only the principal amount at maturity and do not receive any positive return on your investment in the notes. See “Eli Lilly and Company Overview,” “Micron Technology, Inc. Overview”, “Meta Platforms, Inc. Overview” and “NVIDIA Corporation Overview” below.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities, including the notes, if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the notes is not equivalent to investing in the underlying stocks. Investing in the notes is not equivalent to investing in the underlying stocks. Investors in the notes will not participate in any positive performance of any underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the notes will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the notes may be shortened due to the automatic call feature of the notes. If the notes are automatically called prior to maturity, you will receive no further payments on the notes and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be automatically called within the first year of the term of the notes.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the principal amount reduce the economic terms of the notes, cause the estimated value of the notes to be less than the principal amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the principal amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the principal amount and borne by you and because the secondary market prices will reflect our secondary

January 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the principal amount and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 5 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. and WFS may, but are not obligated to, make a market in the notes and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the notes, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the starting prices and the ending prices and will calculate the amount of cash you receive upon an automatic call or at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity. For further information regarding these types of determinations, see “General Terms of the Notes— Certain Terms for Notes Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may

January 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase the starting price at or above which such underlying stock must close on the calculation days so that the notes are automatically called for the call payment (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the notes could potentially affect the price of any underlying stock on the calculation days, and, accordingly, whether the notes are automatically called prior to maturity and the amount of cash you will receive at maturity (depending also on the performance of the other underlying stocks).

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the notes will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the underlying stocks to which the notes are linked.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock. Your return on the notes is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive the call premium, each underlying stock must close at or above its respective starting price on the applicable calculation day. If any underlying stock depreciates over the term of the notes, you will not receive any positive return on your investment in the notes.

￭No affiliation with Eli Lilly and Company, Micron Technology, Inc., Meta Platforms, Inc. or NVIDIA Corporation. Eli Lilly and Company, Micron Technology, Inc., Meta Platforms, Inc. or NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the notes. We have not made any due diligence inquiry with respect to Eli Lilly and Company, Micron Technology, Inc., Meta Platforms, Inc. or NVIDIA Corporation in connection with this offering.

￭We may engage in business with or involving Eli Lilly and Company, Micron Technology, Inc., Meta Platforms, Inc. or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Eli Lilly and Company, Micron Technology, Inc., Meta Platforms, Inc. or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about Eli Lilly and Company, Micron Technology, Inc., Meta Platforms, Inc or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Eli Lilly and Company, Micron Technology, Inc., Meta Platforms, Inc. or NVIDIA Corporation which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary

January 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the notes and your return on the notes may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its starting price, materially and adversely affecting your return.

￭Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the notes. No assurance can be given as to the price of the underlying stocks at any time, including on the final calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

January 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Eli Lilly and Company Overview

Eli Lilly and Company discovers, develops, manufactures and sells pharmaceutical products for humans and animals. The LLY Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Eli Lilly and Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06351 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Eli Lilly and Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the LLY Stock is accurate or complete.

The following graph sets forth the daily closing prices of the LLY Stock for the period from January 1, 2021 through January 16, 2026. The closing price of the LLY Stock on January 16, 2026 was $1,038.40. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the LLY Stock may have been adjusted for stock splits and other corporate events. The historical performance of the LLY Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the LLY Stock at any time, including on the calculation days.

Common Stock of Eli Lilly and Company – Daily Closing Prices January 1, 2021 to January 16, 2026

This document relates only to the notes offered hereby and does not relate to the LLY Stock or other securities of Eli Lilly and Company. We have derived all disclosures contained in this document regarding LLY Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Eli Lilly and Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Eli Lilly and Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the LLY Stock (and therefore the price of the LLY Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Eli Lilly and Company could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the LLY Stock.

January 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Micron Technology, Inc. Overview

Micron Technology, Inc. designs, develops and manufactures memory and storage products. The MU Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Micron Technology, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-10658 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Micron Technology, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MU Stock is accurate or complete.

The following graph sets forth the daily closing prices of the MU Stock for the period from January 1, 2021 through January 16, 2026. The closing price of the MU Stock on January 16, 2026 was $362.75. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the MU Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MU Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the MU Stock at any time, including on the calculation days.

Common Stock of Micron Technology, Inc. – Daily Closing Prices January 1, 2021 to January 16, 2026

This document relates only to the notes offered hereby and does not relate to the MU Stock or other securities of Micron Technology, Inc. We have derived all disclosures contained in this document regarding the MU Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Micron Technology, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Micron Technology, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MU Stock (and therefore the price of the MU Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Micron Technology, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MU Stock.

January 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Meta Platforms, Inc. Overview

Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The META Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the META Stock is accurate or complete.

The following graph sets forth the daily closing prices of the META Stock for the period from January 1, 2021 through January 16, 2026. The closing price of the META Stock on January 16, 2026 was $620.25. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the META Stock may have been adjusted for stock splits and other corporate events. The historical performance of the META Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the META Stock at any time, including on the calculation days.

Class A Common Stock of Meta Platforms, Inc. – Daily Closing Prices January 1, 2021 to January 16, 2026

This document relates only to the notes offered hereby and does not relate to the META Stock or other securities of Meta Platforms, Inc. We have derived all disclosures contained in this document regarding the META Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Meta Platforms, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Meta Platforms, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the META Stock (and therefore the price of the META Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Meta Platforms, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the META Stock.

January 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

The following graph sets forth the daily closing prices of the NVDA Stock for the period from January 1, 2021 through January 16, 2026. The closing price of the NVDA Stock on January 16, 2026 was $186.23. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NVDA Stock at any time, including on the calculation days.

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2021 to January 16, 2026

This document relates only to the notes offered hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the notes and therefore the value of the notes.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

January 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Additional Information About the Notes

Minimum ticketing size

$1,000 / 1 note

Tax considerations

In the opinion of our counsel, Davis Polk & Wardwell LLP, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying product supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the payments on the notes. The comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield if the notes were priced on the date hereof. The comparable yield and the projected payment schedule (or information about how to obtain them) will be provided in the final pricing supplement. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.

You should read the discussion under “United States Federal Taxation” in the accompanying product supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The comparable yield and the projected payment schedule will not be provided for any purpose other than the determination of U.S. Holders’ accruals of interest income and adjustments thereto in respect of the notes for U.S. federal income tax purposes, and we make no representation regarding the actual amount of the payments that will be made on the notes.

If you are a non-U.S. investor, please also read the section of the accompanying product supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying product supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an Internal Revenue Service (“IRS”) notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the notes and current market conditions, we expect that the notes will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the notes do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes.

January 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Notes—Auto-Callable with Principal Return at Maturity

Notes Linked to the Lowest Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Micron Technology, Inc., the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due January 30, 2031

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $33.25 for each note it sells. WFS proposes to offer the notes in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per note. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per note of the commission to WFA as a distribution expense fee for each note sold by WFA.

In addition, in respect of certain notes sold in this offering, we may pay a fee of up to $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

See "Plan of Distribution; Conflicts of Interest" in the accompanying product supplement for information about the distribution arrangements for the notes. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices this offering of notes, it will determine the economic terms of the notes, including the call payment amounts, such that for each note the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Notes” beginning on page 5.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Notes Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement or in the prospectus.

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